UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 22, 2015
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REXNORD CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin		53204
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2015, Rexnord Corporation (the “Company”) adopted the Rexnord Corporation Deferred Compensation Plan (the “Plan”). Pursuant to the Plan, officers of the Company (including the Company’s named executive officers) and other employees selected by the Compensation Committee of the Board of Directors (the “Committee”) for participation (each, an “Eligible Participant”) may elect to defer payment of up to 75% of their base salary, annual cash incentive bonus and hiring bonus.
Under the Plan, the Company will make matching contributions equal to 50% of the first 8% of base salary or bonus that each Eligible Participant defers under the Plan. In addition, under the Plan, each Eligible Participant is eligible to receive a personal retirement account (“PRA”) contribution from the Company for compensation that is above the compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code (the “Code”). PRA contributions, if any, are made at the Company’s discretion each quarter and range from 0% to 3% of compensation. Company contributions credited to an Eligible Participant’s account will be vested once he or she has been an Eligible Participant for three years.
Eligible Participants may direct the manner in which amounts credited to their accounts are deemed invested by choosing from among investment alternatives that generally parallel those offered under the Rexnord LLC 401(k) Plan (except that the Rexnord Stock Fund and any collective investment trusts are not offered under the Plan). Deemed earnings and losses are periodically credited to Eligible Participants’ accounts based on the investment experience of their deemed investments.
Each Eligible Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed after the Eligible Participant’s separation from service in the form of a lump sum payment or in annual installment payments over a period of 5 or 10 years. If an Eligible Participant separates from service prior to the attainment of age 60, any distribution election will be disregarded and the Eligible Participant will receive a lump sum distribution after his or her separation from service. In any event, payments triggered by a separation from service will be delayed for six months following such separation as required under Section 409A of the Code. Participants may elect to change the time or form of the distribution of amounts deferred under the Plan, subject to compliance with the applicable requirements under Section 409A of the Code. Upon the death of an Eligible Participant or a change in control of the Company, an Eligible Participant’s remaining account balance will be distributed in a lump sum.
The Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Rexnord Corporation (the “Company”) held its fiscal 2016 Annual Meeting of Stockholders on July 22, 2015. The stockholders (i) elected two directors of the Company’s Board of Directors to serve for three-year terms expiring in fiscal 2019; (ii) approved, in an advisory vote, the compensation of the Company's named executive officers, as disclosed in the proxy statement; and (iii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016. There were 101,822,313 outstanding shares eligible to vote as of May 26, 2015, the record date for the fiscal 2016 Annual Meeting.
The directors elected to the Company’s Board for terms expiring at the Annual Meeting in fiscal 2019, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Todd A. Adams	92,303,295	1,865,768	4,069,655
Robin A. Walker-Lee	92,803,858	1,365,205	4,069,655

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
Thomas D. Christopoul	2018	Mark S. Bartlett	2017
Paul W. Jones	2018	George C. Moore	2017
John S. Stroup	2018	John M. Stropki	2017

The advisory proposal to approve the compensation of the Company's named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the proxy statement, received the following votes:

Votes for approval:	93,911,000
Votes against:	254,788
Abstentions:	3,272
Broker Non-Votes:	4,069,658

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016 received the following votes:

Votes for Approval:	97,543,204
Votes Against:	693,656
Abstentions:	1,858
Broker Non-Votes:	0

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Rexnord Corporation Deferred Compensation Plan

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 28th day of July, 2015.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Rexnord Corporation Deferred Compensation Plan